TENTH AMENDMENT TO THE

THE RBB FUND TRUST

FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT, effective as of the date of the last date in the signature block, to the Fund Accounting Servicing Agreement, dated as of October 22, 2015, as amended (the “Agreement”), is entered into by and between THE RBB FUND TRUST (f/k/a PENN Capital Funds Trust), a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a/U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to update the list of funds on Exhibit A to the Agreement to include the following funds and take into account present circumstances; and

● First Eagle Global Equity ETF

● First Eagle Overseas Equity ETF

● Tweedy, Browne Insider + Value ETF

● Longview Advantage ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

THE RBB FUND TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley
Name:	James G. Shaw	Name:	Greg Farley
Title:	CFO/COO & Secretary	Title:	Sr. Vice President
Date:	10/22/2024	Date:	10/22/2024

EXHIBIT A to the Fund Accounting Servicing Agreement

Separate Series of The RBB Fund Trust

Name of Series

Penn Capital Floating Rate Income Fund

Penn Capital Mid Cap Core Fund

Penn Capital Opportunistic High Income Fund

Penn Capital Short Duration High Income Fund

Penn Capital Special Situations Small Cap Equity Fund

The Energy & Minerals Group EV, Solar & Battery Materials (Lithium, Nickel, Copper, Cobalt) Futures Strategy ETF

Element EV & Solar Battery Materials Futures Cayman Fund, Ltd.

P/E Global Enhanced International Fund

Evermore Global Value Fund

Torray Fund

First Eagle Global Equity ETF

First Eagle Overseas Equity ETF

Tweedy, Browne Insider + Value ETF

Longview Advantage ETF